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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): March 18, 2003




                               APACHE CORPORATION
               (Exact name of registrant as specified in Charter)



          DELAWARE                  1-4300                 41-0747868
(State or Other Jurisdiction      (Commission           (I.R.S. Employer
      of Incorporation)          File Number)        Identification Number)



                             2000 POST OAK BOULEVARD
                                    SUITE 100
                            HOUSTON, TEXAS 77056-4400
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (713) 296-6000


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On January 11, 2003, Apache Corporation ("Apache") signed two purchase and sales agreements with subsidiaries of BP p.l.c. (referred to collectively as "BP"), to purchase their interests in 61 producing fields, including 113 blocks in the Gulf of Mexico and two producing fields in the North Sea for $1.3 billion. Each of the purchase agreements was effective as of January 1, 2003. Upon closing of each transaction the purchase price was adjusted for normal closing and working capital adjustments and, in the case of the Gulf of Mexico properties, the exercise of preferential rights by third parties. Upon closing of the acquisitions, Apache assumed BP's abandonment obligation for the properties and such costs were considered in determining the purchase price.

Apache and BP closed on the Gulf of Mexico and North Sea properties on March 13, 2003 and April 2, 2003, respectively. Upon closing, Apache paid a purchase price, adjusted for normal closing and working capital adjustments, of $509 million for the Gulf of Mexico properties and $630 million for the North Sea assets. The Gulf of Mexico purchase price included a reduction of $70 million for the exercise of preferential rights by third parties. Apache issued press releases dated March 18, 2003 and April 2, 2003 announcing the two closings. The press releases are listed under Item 7 as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Apache estimates that the properties acquired from BP had proved reserves as of January 1, 2003 of:

         o        183.9 MMbbls of crude oil and natural gas liquids; and

         o        237.6 Bcf of natural gas.

Apache has agreed to sell all of the North Sea production from those properties over the next two years to BP at a combination of fixed and market sensitive prices pursuant to a contract entered into in connection with the North Sea purchase agreement.

The purchase price was paid in cash, which was funded from the proceeds of an underwritten offering of Apache common stock, from the sale of Apache commercial paper and borrowings under Apache's existing lines of credit. The offering of Apache's common stock was underwritten by Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., RBC Dain Rauscher Inc., A.G. Edwards & Sons, Inc., Petrie Parkman & Co., Inc., Raymond James & Associates Inc., and Robert W. Bard & Co. Incorporated, and provided net proceeds to Apache of approximately $553.4 million. The final prospectus supplement used in the offering is listed under
Item 7 as Exhibit 99.3 and is incorporated herein by reference.

Other than Apache's negotiations and discussions with representatives of BP concerning the transactions described above, there are no material relationships between BP and Apache or any of Apache's affiliates, officers or directors, or any associate of any officer or director of Apache.



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

It is impractical to file financial statements and pro forma financial information at this time. Apache will file such statements and information a soon as practicable. It is expected that such statements and information will be filed by amendment to this Form 8-K on or before June 16, 2003.

(c)      EXHIBITS.


EXHIBIT NO.       DESCRIPTION

2.1 Purchase and Sale Agreement, dated January 11, 2003, by and between Apache Corporation, as Buyer, and BP Exploration & Production Inc., as Seller (incorporated by reference to Apache's Current Report on Form 8-K dated January 11, 2003, filed on January 13, 2003, SEC File No. 1-4300).

2.2 Sale and Purchase Agreement, dated January 11, 2003, by and between Apache North Sea Limited, as Buyer, and BP Exploration Operating Company Limited, as Seller (incorporated by reference to Apache's Current Report on Form 8-K dated January 11, 2003, filed on January 13, 2003, SEC File No. 1-4300).

99.1* Press Release, dated March 18, 2003, "Apache Closes Purchase of Gulf of Mexico Assets From BP."

99.2* Press Release, dated April 2, 2003, "Apache Closes UK North Sea Acquisition From BP."

99.3 Final Prospectus Supplement dated January 22, 2003 (incorporated by reference to Apache's filing pursuant to Rule 424(B)(2) on January 17, 2003, Registration Nos. 333-75633 and 333-32580).



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*        filed herewith



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   APACHE CORPORATION


Date:  April 17, 2003              /s/ Eric L. Harry
                                   --------------------------------------------
                                   Eric L. Harry
                                   Vice President and Associate General Counsel




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                                INDEX TO EXHIBITS


EXHIBIT NO.       DESCRIPTION
-----------       -----------
2.1               Purchase and Sale Agreement, dated January 11, 2003, by and between Apache Corporation, as Buyer, and BP Exploration &
                  Production Inc., as Seller (incorporated by reference to
                  Apache's Current Report on Form 8-K dated January 11, 2003, filed on January 13, 2003, SEC File No. 1-4300).

2.2 Sale and Purchase Agreement, dated January 11, 2003, by and between Apache North Sea Limited, as Buyer, and BP Exploration
                  Operating Company Limited, as Seller (incorporated by reference to Apache's Current Report on Form 8-K dated January
                  11, 2003, filed on January 13, 2003, SEC File No. 1-4300).

99.1* Press Release, dated March 18, 2003, "Apache Closes Purchase of Gulf of Mexico Assets From BP."

99.2*             Press Release, dated April 2, 2003, "Apache Closes UK North
                  Sea Acquisition From BP."

99.3              Final Prospectus Supplement dated January 22, 2003
                  (incorporated by reference to Apache's filing pursuant to Rule
                  424(B)(2) on January 17, 2003, Registration Nos. 333-75633 and
                  333-32580).


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*      filed herewith